                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



We have issued our report dated April 17, 1998, accompanying the consolidated financial statements included in the Annual Report of The Eastwind Group, Inc. on Form 10-KSB for the fiscal year ended January 3, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statements of The Eastwind Group, Inc. on Form S-8 (File No. 333-28103, effective May 30,
1997) and Form S-3 (File No. 333-34697, effective September 10, 1997).



GRANT THORNTON LLP

Philadelphia, Pennsylvania
April 17, 1998